U.S. SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

Current Report Pursuant
to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report: October 14, 2008

MSGI SECURITY SOLUTIONS, INC.

(Exact name of Registrant as specified in charter)

Nevada	0-16730	88-0085608
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

575 Madison Avenue New York, New York		10022
(Address of Principal Executive Offices)		(Zip Code)

917-339-7134
(Registrant’s telephone number, including area code)

Item 2.02 Results of Operations and Financial Condition
Item 7.01 Regulation FD Disclosure

The purpose for this current report on Form 8-K is to disclose that MSGI Security Solutions, Inc. (“MSGI” or the “Company”) will be delinquent in filing its annual report on Form 10-KSB for the fiscal year ended June 30, 2008 due to issues surrounding the assimilation of information required for reporting on Form 10-KSB. The Company is having some difficulty in this effort due to the fact that certain strategic partners and clients are new to MSGI and some of these are foreign entities.

During the fiscal year ended June 30, 2008, MSGI shipped goods and/or provided services for which it invoiced various clients a total of $10,570,000.

Under NASD Rule 6530 for OTCBB-eligible securities, the OTCBB provides a grace period of 30 days within which the Company may avoid any possible delisting from the OTCBB by filing its delinquent annual report on Form 10-KSB.

It is the intention of MSGI to resolve these difficulties within the next 30 days and, at such time, the Company will file its annual report on Form 10-KSB. There are no assurances that the Company will be successful in such efforts.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MSGI SECURITY SOLUTIONS, INC.

Date: October 15, 2008	By:	/s/ Richard J. Mitchell, III
Name: Richard J. Mitchell, III
Chief Accounting Officer